UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 23, 2007

Date of report (Date of earliest event reported)

SEI Investments Company

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

(Address of principal executive offices) (Zip Code)

(610) 676-1000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On Wednesday, May 23, 2007, the Company issued a press release declaring a cash dividend and a two-for-one split on its outstanding common stock effected in the form of a stock dividend. The cash dividend of $.14 (fourteen cents) per share pre-split will be payable to shareholders of record on June 8, 2007, with a payment date of June 21, 2007. The stock dividend will be payable to shareholders of record on June 11, 2007, with a payment date of June 21, 2007. A copy of the press release is furnished as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Also on Wednesday, May 23, 2007, the Company issued a press release announcing that the Company’s Board of Directors has approved an increase in the Company’s stock repurchase program by an additional $50 million. A copy of the press release is furnished as Exhibit 99.2 and incorporated in this Item 8.01 by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 8.01 and in Exhibits 99.1 and 99.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of SEI Investments Company dated May 23, 2007 declaring a cash dividend and a two-for-one split on its outstanding common stock.

99.2	Press Release of SEI Investments Company dated May 23, 2007 announcing an increase in the Company’s stock repurchase program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI Investments Company

Date: May 24, 2007	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of SEI Investments Company dated May 23, 2007 declaring a cash dividend and a two-for-one split on its outstanding common stock.

99.2	Press Release of SEI Investments Company dated May 23, 2007 announcing an increase in the Company’s stock repurchase program.

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